EXHIBIT 10.25

Reseller Agreement

1)

Coloured Industry Ltd, trading as CI MOBILE GAMING, of of Vigilant House, 120 Wilton Road, London SW1V 1JZ, United Kingdom (registered office at 27 New Bond Street, London W1S 2RH, UK), a UK based corporation, (to be known as “CI MOBILE GAMING” in this agreement)

AND

2)	Mobile Minds of Ulica Ciupagi 13, 03-016 Warszawa, Poland (to be known as “THE SALES REPRESENTATIVE” in this agreement)

WHEREAS

1.

CI MOBILE GAMING controls a number of mobile applications, hereinafter sometimes referred to as "the APPLICATIONS". The APPLICATIONS includes proprietary rights in certain valuable trade names, trademarks and computer programs. The methods, ideas, know-how (trade secrets) and procedure of the APPLICATIONS operation are as well a substantial, secret, defined and important part of the APPLICATIONS and its operation.

2.	CI MOBILE GAMING holds the right to grant licenses for the APPLICATIONS in the Territory,

3

“THE SALES REPRESENTATIVE” desires to obtain, as a Sales Representative, the right to promote and market the APPLICATIONS in the Territory within the Industry Field (as hereinafter defined) and has the knowledge and ability to do so,

IT IS AGREED as follows:

1.0.	DEFINITIONS

The words below are agreed to mean as follows:

1.1.	Mobile Minds shall be “THE SALES REPRESENTATIVE”.

1.2.	"The Territory" shall be the one stated in the appendix

1.3.	“Field of Use” shall be limited to the APPLICATIONS stated in the appendix:

1.4.

“The Appointment period” of this Agreement shall commence and end on the dates as stated in the appendix. Not withstanding the foregoing, CI MOBILE GAMING shall be entitled to terminate this Agreement with immediate effect in the event that “THE SALES REPRESENTATIVE”, in CI MOBILE GAMING’s sole discretion, deems that “THE SALES REPRESENTATIVE” has not reached an adequate level of sales achievements and/or sufficient quality of service and performance during the first six (6) months of this Agreement.

If this Agreement has not been terminated before one (1) months before the end date stated in the appendix it will continue in effect until terminated by either party on minimum three (3) months written notice of termination, given during the last twelve (12) months period of the initial Appointment Period or at any time afterwards, subject to the other termination provisions of this Agreement.

12/04/2006CI Mobile Gaming	Confidential	Page 2	22/11/2004

1.5.	“SUB-LICENSEE” shall mean a licensee which has entered into a sub-license agreement with “THE SALES REPRESENTATIVE” in the Territory.

1.6.	The “Model License Agreement” means the terms and conditions which CI MOBILE GAMING requires the APPLICATIONS to be licensed under.

1.7.

“The After Sales Services” shall mean any service, maintenance, personnel training, consultancy and like services rendered by “THE SALES REPRESENTATIVE” or CI MOBILE GAMING to the SUB-LICENSEE in respect of the APPLICATIONS.

1.8.	“Game Session” means each time a person start using the APPLICATIONS via his/her mobile phone, whether the session finishes due to “game over” or any other reason.

1.9	“SMS” means any text message sent by a user of the applications (SMS-MO)

2.0.	APPOINTMENT

2.1.

CI MOBILE GAMING hereby appoints “THE SALES REPRESENTATIVE” to act as its Sales Representative, on a non-exclusive basis, with the right and obligation to promote and market the APPLICATIONS within the Field of Use in accordance with the terms of this Agreement and the Model License Agreement throughout The Territory for the duration of The Appointment Period.

2.2.	“THE SALES REPRESENTATIVE” shall not have authority to incur any liability on behalf of CI MOBILE GAMING.

3.0.	CERTAIN PROPRIETARY RIGHTS

3.1.

“THE SALES REPRESENTATIVE” acknowledges that all present and future intellectual property rights and industrial rights in The APPLICATIONS are and will remain the sole property of CI MOBILE GAMING and that this Agreement does not in any way purport to transfer any such rights to “THE SALES REPRESENTATIVE” in any respect.

3.2.

It is further agreed by “THE SALES REPRESENTATIVE” that “THE SALES REPRESENTATIVE” shall make no claim of any ownership interest in the intellectual property rights and/or industrial rights, including without limitation copyright, trademarks and trade secrets in the APPLICATIONS, its enhancements and any changes, additions, adaptations, developments, or modifications thereof.

3.3.

Certain Marketing Information. Unless otherwise agreed by CI MOBILE GAMING in a signed writing, all original sales and marketing research, records and information of any kind created or gathered hereunder by CI MOBILE GAMING (or its employees or agents) shall be owned exclusively by CI MOBILE GAMING and any such materials created or gathered by “THE SALES REPRESENTATIVE” (or its employees or agents) shall constitute "work made for hire" owned exclusively by CI MOBILE GAMING and, alternatively, “THE SALES REPRESENTATIVE” hereby irrevocably assigns all Licensorship or other rights, including good will, it might have in such materials to CI MOBILE GAMING. Upon termination, “THE SALES REPRESENTATIVE” shall deliver to CI MOBILE GAMING or destroy, at CI MOBILE GAMING’s sole discretion, and may not continue to process or use for its own business purposes any such marketing information generated by it pursuant to this Agreement.

3.4.	“THE SALES REPRESENTATIVE” agrees and undertakes to use his best efforts to discern any infringement or attempted infringement of CI MOBILE GAMING’s intellectual property rights and and/or industrial property rights in and to the APPLICATIONS during The Appointment Period in the Territory at his cost. And further to submit such information to CI MOBILE GAMING as soon as possible and assist CI MOBILE GAMING in defending infringement or attempted infringement of any kind.

4.0.	OBLIGATIONS OF CI MOBILE GAMING

4.1.	Reasonable technical support to “THE SALES REPRESENTATIVE” only.

4.2.	CI MOBILE GAMING confirms that it is the sole owner of or controls all intellectual property rights, industrial property rights and any other rights to The APPLICATIONS.

4.3.	CI MOBILE GAMING confirms that it has full title and authority to enter into this Agreement and is not bound by any previous Agreement which adversely affects this agreement.

4.4.	CI MOBILE GAMING agrees that it shall be responsible for all its own national insurance, personal tax and value added tax which shall be due in consequence of this agreement.

5.0.	OBLIGATIONS OF “THE SALES REPRESENTATIVE”

5.1.

“THE SALES REPRESENTATIVE” agrees to use its best endeavors to promote and market The APPLICATIONS towards SUB-LICENSEE’s within the Industry Field in the Territory in accordance with the terms and conditions of this Agreement for the duration of The Appointment Period as stated in the appendix. “THE SALES REPRESENTATIVE” shall promote the goodwill and name of CI MOBILE GAMING and do everything within his capabilities to further the interests of CI MOBILE GAMING, its name and products. For these purposes "best endeavors" means, at a minimum, that “THE SALES REPRESENTATIVE” shall:

5.2.	“THE SALES REPRESENTATIVE” undertakes to promote sales/licenses of the APPLICATIONS in accordance with the terms and conditions set forth in this License Agreement.

5.3.

If the money owed by the “SUB-LICENSEE” for using The APPLICATIONS is paid directly to “THE SALES REPRESENTATIVE” – “THE SALES REPRESENTATIVE” shall account for and pay to CI MOBILE GAMING the agreed license fee within thirty (30) days from the last day of the previous month.

5.4.

In the event a prospective buyer or customer or other prospective contracting party expresses interest in acquiring or exploiting the APPLICATIONS under other conditions than provided for in the Model License Agreement, e.g. by forming a joint venture structure or the respective customer requires a new type of APPLICATIONS or substantial adaptations or modifications of the APPLICATIONS, “THE SALES REPRESENTATIVE” shall contact CI MOBILE GAMING immediately and such cases shall be dealt with on a case by case basis, including the amount of “THE SALES REPRESENTATIVE’s” commission.

5.5.

“THE SALES REPRESENTATIVE” shall act as the first point of contact and reference for the customers in respect of queries, complaints, technical support and after sales service and shall render as much assistance to the customers as practically possible in its after sales services.

5.6.

“THE SALES REPRESENTATIVE” shall contact CI MOBILE GAMING if “THE SALES REPRESENTATIVE” cannot carry out the necessary after-sales service or repair alone and give detailed information of the problem. “THE SALES REPRESENTATIVE” and CI MOBILE GAMING shall then together work out a plan for the execution of such after- sales service or repairs.

5.7.	“THE SALES REPRESENTATIVE” (or its customer) shall be responsible for and bear all marketing and sales costs in the Territory.

5.8.	“THE SALES REPRESENTATIVE” shall ahead of signing any agreements for distribution of applications await confirmation of the content of the agreement, such commercials e t c, from CI MOBILE GAMING.

5.9.

“THE SALES REPRESENTATIVE” (or its customer) shall be responsible for and bear all costs for “localizations” of the applications, such as for example translations, in any part of the Territory where needed or requested.

5.10.

“THE SALES REPRESENTATIVE” (or its customer) shall be responsible, when applicable, for and bear all charges in conjunction with implementation of for example SMS gateways and, if applicable, LDT (Location Determining Technology) solutions.

5.11.	“THE SALES REPRESENTATIVE” agrees that it shall be responsible for all its own national insurance, personal tax and sales tax (value added tax) which shall be due in consequence of this agreement.

5.12.

Within 15 days of the last day of the previous month “THE SALES REPRESENTATIVE” shall provide a detailed report in writing to CI MOBILE GAMING with a full breakdown of generated revenues and “THE SALES REPRESENTATIVE’s” Sales Commission.

5.13.	“THE SALES REPRESENTATIVE” undertakes that to keep full and accurate books of account, records and contracts and prices showing all relevant dealings.

5.14	At no stage will “THE SALES REPRESENTATIVE” try to directly or indirectly contact partners, suppliers or resellers of CI MOBILE GAMING without the consent of CI MOBILE GAMING.

5.15

From time to time during the term of this Agreement and upon reasonable prior notice to “THE SALES REPRESENTATIVE”, “THE SALES REPRESENTATIVE” shall, at the request and cost of CI MOBILE GAMING, allow access during normal business hours to all relevant records of “THE SALES REPRESENTATIVE” by a firm of independent public accountants designated by CI MOBILE GAMING, to the extent necessary to verify the aforementioned reports. Such accountants will be required to sign a confidentiality agreement undertaking in which they undertake not to disclose any information they receive from “THE SALES REPRESENTATIVE” to any third party other than CI MOBILE GAMING, and then only to the extent strictly necessary to report to CI MOBILE GAMING on their findings regarding the reports. In the event that any such audit reveals misinformation by “THE SALES REPRESENTATIVE”, “THE SALES REPRESENTATIVE” will reimburse CI MOBILE GAMING for the reasonable costs of such accountants plus an interest rate of 7%, in addition to payment of such underpayment caused by misinformation.

6.0	CONFIDENTIAL INFORMATION AND NON-COMPETITION PROVISIONS

6.1.

“THE SALES REPRESENTATIVE” agrees and acknowledges that more or less all the information obtained concerning the APPLICATIONS is proprietary to CI MOBILE GAMING and of a highly confidential and sensitive nature, i.e. intellectual property, industrial rights and business information including, without limitation, functional and technical specifications, designs, drawings, source code, analysis, research, processes, computer programs, algorithms, methods, ideas, "know how", and the like, business information (sales and marketing research, materials, plans, accounting and financial information, personnel records and the like, including information described in Article 3.3. (Marketing Information) and other information designated as confidential expressly or by the circumstances in which it is provided (hereinafter the "Confidential Information").

6.2.

Non-disclosure. During or after the term of this Agreement in perpetuity “THE SALES REPRESENTATIVE” will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required to perform this Agreement.

6.3.

Authorized disclosures. “THE SALES REPRESENTATIVE” will insure that all of its employees, agents and representatives who are permitted or who otherwise gain access to the Confidential Information are a) advised of the confidential and proprietary nature of the Confidential Information and b) precluded of taking any action which may adversely affect “THE SALES REPRESENTATIVE” obligations under this Agreement.

6.4.	Prevent Disclosure. “THE SALES REPRESENTATIVE” will take any and all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities.

6.5.

“THE SALES REPRESENTATIVE” shall not in any way attempt to discern CI MOBILE GAMING’s proprietary information underlying the APPLICATIONS in the form in which delivered or made available or accessible to “THE SALES REPRESENTATIVE”. Without limiting the generality of the foregoing, “THE SALES REPRESENTATIVE” shall not disassemble or decompile the APPLICATIONS, or perform any like operation.

6.6.

“THE SALES REPRESENTATIVE” shall not launch products using the same brandname or codeword as used in the APPLICATIONS while this Agreement is in force and for at least two (2) years after its termination.

6.7.

Non solicitation. During the Term and for a period of three (3) years thereafter, “THE SALES REPRESENTATIVE” agrees not to hire, solicit, nor attempt to solicit, the services of any employee or contractor of CI MOBILE GAMING without the prior written consent of CI MOBILE GAMING. Violation of this provision shall entitle CI MOBILE GAMING to assert liquidated damages against “THE SALES REPRESENTATIVE” equal to one hundred fifty (150) percent of the solicited person's total annual compensation, together with reasonable attorneys' fees incurred by CI MOBILE GAMING in enforcing this provision.

7.0.	MISCELLANEOUS

Mutual Indemnity
7.1.

CI MOBILE GAMING and “THE SALES REPRESENTATIVE” mutually undertake to indemnify the other against all liabilities, claims, demands, actions, costs, damages and loss arising out of any breach by either party of any of the terms of this agreement.

7.2.	In the event of any claim, dispute, action, writ or summons in connection with Section 7.1. above CI MOBILE GAMING and “THE SALES REPRESENTATIVE” agree to provide full details to the other party at the earliest opportunity and shall not settle any such matter without first consulting the other party.

Confidentiality
7.3.

CI MOBILE GAMING and “THE SALES REPRESENTATIVE” shall not, during or after this Agreement disclose to any third party any confidential business or future plans of the other party at any time acquired during the existence of this Agreement and no reference is to be made to the terms of this Agreement by either party in any advertising, publicity or promotional material without the prior consent of the other party.

Amendments and Alterations
7.4.

This Agreement supersedes all previous agreements, representations or promises and sets out all the terms agreed between the parties. Any amendment or alteration to this Agreement must be in writing and signed by an authorized signatory of each party.

7.5.	Independent Contractor Status - No Partnership

This Agreement does not create and shall not be construed as creating any relationship of agency partnership or employment between the parties. The parties enter this Agreement as, and shall remain, independent parties and independent contractors. Except as otherwise provided in this Agreement, no party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of any other and shall not represent itself as having the authority to bind the other party in any manner.

Notices and Payment Direction
7.6.

Without prejudice to the right to serve notices by any other means any notice served under this Agreement shall be in writing. Any notices served and payments under this Agreement are to be sent to the respective addresses appearing above.

VAT
7.7.	All sums payable under this Agreement are exclusive of any value added tax that may be payable by either party.

Assignment
7.8.

Without the prior written consent of CI MOBILE GAMING, “THE SALES REPRESENTATIVE’s” interest in this Agreement shall NOT be assigned or otherwise transferred in whole or in part (whether voluntarily or by operation of law), indirectly or contingently.

7.9.	CI MOBILE GAMING has the right to assign all of its interests, rights and obligations under this Agreement.

Force Majeure
7.10.

In the event that this Agreement cannot be performed or its obligations fulfilled for any reason beyond the reasonable control of CI MOBILE GAMING or “THE SALES REPRESENTATIVE”, including such events as war, industrial action, floods, governmental interference, then such non-performance or failure to fulfill its obligations shall be deemed not to be a breach of this agreement. In the event that this Agreement cannot be performed or its obligations fulfilled for any reason beyond the reasonable control of the defaulting party for a continuous period of two (2) months, then the other party may, at its discretion, terminate this Agreement by notice in writing at the end of that period.

Termination and Expiry of the Agreement

7.11.

In addition to any other rights and remedies at law this Agreement may be terminated by giving written notice to the other party who has breached this Agreement or has defaulted on the following grounds:

	(i)	Where “THE SALES REPRESENTATIVE” is found not to fulfill the promotion and marketing standards as required by CI MOBILE GAMING in its reasonable opinion.

(ii)

Where CI MOBILE GAMING or “THE SALES REPRESENTATIVE” has committed a serious breach of its obligations under this Agreement unless such party rectifies the position, as far as reasonably possible, within 30 days,

	(iii)	Where CI MOBILE GAMING or “THE SALES REPRESENTATIVE” goes into voluntary or involuntary liquidation,

	(iv)	Where CI MOBILE GAMING or “THE SALES REPRESENTATIVE” is declared insolvent either in bankruptcy proceedings or other legal proceedings,

	(v)	Where an agreement with creditors has been reached by CI MOBILE GAMING or “THE SALES REPRESENTATIVE” due to its failure or inability to pay its debts as they fall due,

(vi)

Upon termination of this Agreement for whatever reason, CI MOBILE GAMING shall be entitled or instruct “THE SALES REPRESENTATIVE” to return or destroy all master material and any copies in the possession of or under the control of “THE SALES REPRESENTATIVE” relating to the rights granted under this Agreement.

7.12.	Copyright
Reseller undertakes to:

(a)	preserve such copyright notices as CI MOBILE GAMING provides to Reseller in respect of each Application;

(b)	cause copyright notices as provided by CI MOBILE GAMING to appear legibly on Reseller’s Sites; and

(c)

cause copyright notices as provided by CI MOBILE GAMING to be brought to the attention of users of Reseller’s Sites in such ways as may be reasonably prescribed by CI MOBILE GAMING in writing from time to time; and

(d)	not to make any copies (whether partial or whole) of the Content.

Governing Law
7.13.

This agreement and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation, shall be governed by and construed in accordance with the laws of England. Notwithstanding the foregoing CI MOBILE GAMING shall have the right to file suit against “THE SALES REPRESENTATIVE” before a competent court in England at its sole discretion.

Appendix
7.14.	The Appendix attached to this Agreement shall be deemed to be an integral part of this Agreement.

Marginal notes - Article headings.
7.15.	The marginal notes and headings of the Articles of this Agreement do not form part of and shall not be read into the construction of this Agreement.

In witness hereof the undersigned have executed this Agreement on the day and year first above written.

/s/ Bjorn A. Lislevand	/s/ Lars Brannvall
Signed by ..............................................................................	Signed ..................................................................................
For and on behalf of “THE SALES	For and on behalf CI MOBILE GAMING
REPRESENTATIVE”

Date: 22.12.2004	Date: 4/1/2005

Witnessed by ......................................................................	Witnessed by ......................................................................

APPENDIX: I. (Model License Agreement)

Appendix I (Model License Agreement)

1. Territory – Hungary, Slovakia, Czech Republic and Pakistan:

1.1 In the case of product charges:

CI MOBILE GAMING shall invoice “THE SALES REPRESENTATIVE” at the end of each calendar month for the aggregate charges payable in respect of that month together with any VAT payable thereon. All payments to CI MOBILE GAMING shall be made within 7 business days after receipt of CI MOBILE GAMING’s invoices. Unless otherwise agreed by the Parties, all payments to be made to CI MOBILE GAMING by “THE SALES REPRESENTATIVE” shall be in Pounds Sterling, and shall be made by bank transfer to the account of CI MOBILE GAMING at a bank to be nominated in writing by CI MOBILE GAMING.

“THE SALES REPRESENTATIVE” shall upon signature of this Agreement be prepared to charge its customers on behalf of CI MOBILE GAMING to cover any costs that might arise due to any of the below reasons when applicable, which is entirely up to the discretion of CI Mobile Gaming to be decided on a “case-by-case basis”;

(a)	set-up charges

(b)	hosting and maintenance charges

(c)	local adaptations such as translations e t c

(d)	further developments of the applications or service

“THE SALES REPRESENTATIVE” shall pay CI MOBILE GAMING the following:

* SMS	a set fee of TBA GBP per TBA SMS excluding VAT.

Other model, TBA

* WAP	a set fee of TBA GBP per WAP session excluding VAT.

Other model, TBA

The Appointment Period of this agreement shall commence on the date of signing by CI MOBILE GAMING and shall continue for 12 months.

Appendix II (Minimum Sub-licensing Terms)

Reseller may only sub-license the Content and/or the Provision System provided that Reseller includes terms in its sub-license agreement which have the same effect as the following:-

1.1	any sub-license of the Content and/or the Provision System shall be on a non-exclusive non-assignable basis only

1.2

require the SUB-LICENSEE to reproduce and include the copyright and trademark notices in the form specified in this Agreement in any authorized copy of the content and/or any accompanying documentation

1.3

require the SUB-LICENSEE to consent to CI MOBILE GAMING’s right to enforce the sub- license as a third party beneficiary and the assignment by Reseller of its rights in the sub- license to CI MOBILE GAMING which are necessary for CI MOBILE GAMING to enforce the required terms of the sub-license;

1.4

require each SUB-LICENSEE to ensure that, prior to using a Third Party Application in conjunction with the Provision System, such Third Party Application is compatible with the Provision System and that the SUB-LICENSEE has the necessary rights (including Intellectual Property Rights) to distribute such application as lawfully